Exhibit 99.1 ADT Announces Executive Leadership Changes Jeff Likosar named President, Corporate Development and Chief Transformation Officer Ken Porpora to succeed Likosar as Executive Vice President and Chief Financial Officer BOCA RATON, Fla. — Aug. 17, 2022 — ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, today announced two changes to its executive leadership. Jeff Likosar has been named President, Corporate Development and Chief Transformation Officer, after serving more than five years as ADT’s Chief Financial Officer. In this newly created role, Likosar will have responsibility for corporate strategy, business development, partnerships, pricing and product strategy, and organizational transformation. Ken Porpora has been promoted to Executive Vice President and Chief Financial Officer, succeeding Likosar. Porpora has been with ADT for nearly 25 years, holding leadership roles across finance, sales, marketing, and operations. Porpora will have responsibility for all finance functions, including financial planning and analysis, treasury, operational finance, financial reporting, internal audit, tax, and investor relations. “At our Investor Day in March we shared a bold and strategic long-term vision for ADT — a transformational plan that drives growth in revenue, earnings, and cash flows to strengthen our financial performance,” said ADT President and CEO Jim DeVries. “We have an extraordinary foundation in place, and the strength of our entire ADT leadership team positions us well to continue driving growth and delivering superior results.” ### About ADT Inc. ADT provides safe, smart and sustainable solutions for people, homes and businesses. Through innovative products, partnerships and the largest network of smart home, security and rooftop solar professionals in the United States, we empower people to protect and connect what matters most. For more information, visit www.adt.com. Investor Relations: Media Relations: investorrelations@adt.com Tel: 888-238-8525 media@adt.com FORWARD-LOOKING STATEMENTS ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this press release.